SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission on Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

CENTRA FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

KEVIN D. LEMLEY

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)     Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

CENTRA FINANCIAL HOLDINGS, INC.

990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 15, 2004

      The Annual Meeting of Shareholders of Centra Financial Holdings, Inc. (“Centra”) will be held on Thursday, April 15, 2004, at the Foxcroft office of Centra Bank, Martinsburg, West Virginia, at 8:30 a.m., local time, for the following purposes:

1.	To elect three directors to serve three-year terms;

2.	To ratify the board of directors’ selection of Ernst & Young LLP as Centra’s independent auditors for 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

      Shareholders who are holders of record on March 25, 2004, may vote at the meeting.

By Order of the Board of Directors,

Douglas J. Leech
President and Chief Executive Officer

Morgantown, West Virginia
March 26, 2004

Please vote, sign, date and return the enclosed proxy in the enclosed, self-addressed envelope as promptly as possible, even if you plan to attend the meeting. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy. You may revoke your proxy before it is voted at the meeting.

*	Matters to be voted upon.

CENTRA FINANCIAL HOLDINGS, INC.

990 ELMER PRINCE DRIVE
P.O. BOX 656
MORGANTOWN, WEST VIRGINIA 26507-0656
(304) 598-2000

PROXY STATEMENT

      Centra’s board of directors is soliciting proxies to vote Centra shares at the 2004 Annual Meeting of Shareholders. Shareholders will meet at 8:30 a.m., on Thursday, April 15, 2004, for the purposes stated in the accompanying Notice of Annual Meeting. On or about March 26, 2004, Centra began mailing this proxy statement to shareholders of record as of March 25, 2004. Shareholders as of March 25, 2004, may vote at the meeting.

      Please read this proxy statement carefully. You will find more information about Centra in our enclosed 2003 Annual Report to Shareholders and in the public documents we file with the Securities and Exchange Commission.

      Centra will pay for the board of directors’ solicitation of proxies, and employees of Centra and its subsidiary may follow up on this written solicitation by telephone or other methods of communication.

      As of March 25, 2004, Centra had 50,000,000 authorized shares of common stock with 2,320,550 shares issued and outstanding.

VOTING PROCEDURES AND REVOKING YOUR PROXY

      If you complete, sign and return the enclosed proxy card, the persons named in the proxy card will vote your shares as you direct. If you sign and return the proxy card without indicating how you want to vote, the proxies will vote your shares “FOR” the election of the three nominees as directors, and “FOR” the ratification of the selection of Ernst & Young LLP as independent auditors. A quorum for the meeting is present if at least a majority of the outstanding shares is present in person or by proxy. Those who fail to return a proxy or attend the meeting will not count towards determining a quorum.

Voting for Directors

      Directors are elected by a plurality of the shares voted. As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If a shareholder properly requests cumulative voting for directors, then each shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of shares owned shall equal, or to distribute them on the same principle among as many candidates as the shareholder sees fit. If any shares are voted cumulatively for the election of directors, the Proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. For all other purposes, each share is entitled to one vote.

Voting for the Ratification of Auditors

      A favorable vote by a majority of shareholders of Centra common stock represented at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for 2004.

Revoking Your Proxy

      You may revoke your proxy before it is voted at the Annual Meeting by:

•	notifying Centra in person;

•	giving written notice to Centra;

•	submitting to Centra a subsequently dated proxy; or

•	attending the meeting and withdrawing the proxy before it is voted.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

      Centra’s bylaws provide that the board of directors can set the number of directors but also provide that the board of directors must have no less than six nor more than 30 directors. The board of directors has set the number of directors to serve in 2004 at nine, which means that three directors will be elected at the 2004 Annual Meeting.

      Centra’s articles of incorporation divide the board of directors into three classes, each of which serves for three years. The classes are to be approximately equal. Because of this arrangement, Centra has nominated three nominees for three-year terms. Following the election, the three classes would be three directors in the class of 2005, three directors in the class of 2006, and three directors in the class of 2007.

Management Nominees to Centra’s Board

		Director	Term
Name	Age	Since	Expires	Occupation

Parry G. Petroplus	52	1999	2007	President, Petroplus & Associates (Real Estate)

Paul T. Swanson	71	2003	2007	Chairman, CWS Inc., and Swanson Plating

Bernard G. Westfall	62	1999	2007	Retired President and CEO, WV United Health Systems

MANAGEMENT AND DIRECTORS

      In addition to the nominees, the following are the executive officers and directors of Centra.

			Director	Class	Principal Occupation
Name	Age	Position	Since	Expires	(Past Five Years)

Kevin D. Lemley	49	Vice President, CFO and Treasurer	—	—	Senior Vice President and CFO Centra Bank, Inc. (1999 to present). Senior Vice President, Huntington National Bank, West Virginia (Commercial Portfolio Manager/Manager of Statewide Commercial Lending) (1997-1999); Huntington National Bank, West Virginia, Chief Financial Officer (1987-1997)

Timothy P. Saab	47	Vice President and Secretary	—	—	Senior Vice President, Centra Bank, Inc. (1999 to present). Vice President and Group Executive, Private Financial Group, Huntington National Bank (1996-1999); Senior Vice President, Huntington National Bank, West Virginia (1993-1996); Corporate Secretary, Huntington Bancshares West Virginia (1989-1996); Corporate Secretary, Huntington National Bank, West Virginia (1994-1997)

James W. Dailey II	57	Director	2001	2006	Chairman, W. Harley Miller Contractors, Inc.

Arthur Gabriel	66	Director	1999	2005	Secretary/Treasurer, Gabriel Brothers, Inc. (Retail Sales)

Douglas J. Leech	49	Director	1999	2006	Chairman, President Centra Financial Holdings, Inc. President Centra Bank, Inc. Director, Mylan Labs, Inc.

			Director	Class	Principal Occupation
Name	Age	Position	Since	Expires	(Past Five Years)

Robert A. McMillan	61	Director	2003	2005	President, Jefferson Distributing Company

Mark R. Nesselroad	48	Director	2003	2006	Chief Executive Officer, Glenmark Holdings LLC.

Milan Puskar	69	Director	1999	2005	Chairman, Mylan Labs, Inc.

      Centra’s board of directors has determined that Bernard G. Westfall and Paul T. Swanson meet the requirements of an audit committee financial expert as defined by the Securities and Exchange Commission. The board of directors believes that Mr. Westfall and Mr. Swanson have the following five attributes that qualify them as an audit committee financial expert. These directors, through education and experience, have:

•	An understanding of financial statements and generally accepted accounting principles;

•	An ability to assess the general application of generally accepted accounting principles in connection with accounting for estimates, accruals and reserves;

•	Some experience in preparing, auditing, analyzing and evaluating financial statements that present a level of complexity of accounting issues comparable to the breadth of issues that could reasonably be expected to be presented in Centra’s financial statements;

•	An understanding of internal controls; and

•	An understanding of audit committee functions.

      Mr. Westfall acquired these attributes through his Bachelor of Science and Master’s degrees at West Virginia University, in Chemistry and Business Administration respectively, and his experiences as President and Chief Executive Officer of West Virginia United Health System. Mr. Westfall served ten years as Chief Financial Officer and Chief Operating Officer of West Virginia University Hospital. Mr. Westfall has served on the boards of directors of various entities, including a financial institution, during his career. Mr. Westfall is independent of Centra.

      Mr. Swanson acquired these attributes through his experiences as President, Chief Executive Officer, and Chief Financial Officer of Swanson Plating Co. from 1964 through 2001. Mr. Swanson has served on the boards of directors of various entities, including a financial institution, during his career. Mr. Swanson is independent of Centra.

Board Information

  Number of Meetings

      The board of directors met 17 times in 2003. All of Centra’s directors attended 75% or more of all board and committee meetings during 2003.

  Board Committees

      Audit Committee. The audit committee has three independent directors consisting of Bernard G. Westfall, Mark R. Nesselroad, and Paul T. Swanson. In determining whether the members are independent, the board of directors used the definition of “independent” contained in Rule 4200(a)(15) of the NASD’s listing standards. Information regarding the functions performed by the committee, its membership and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee,” included in this proxy statement. The audit committee is governed by a written charter approved by the board of directors. A copy of this charter is included in Appendix A.

      Compensation Committee. The compensation committee of the bank serves those functions for the bank and Centra. The compensation committee has four bank board members, consisting of Mark R. Nesselroad, Thomas P. Rogers, Bernard G. Westfall and James W. Dailey II, and met four times in 2003. This committee administers Centra’s 1999 Incentive Stock Option Plan and approves compensation levels for the executive management group of Centra and its subsidiaries. Information regarding the functions performed by the committee in setting executive compensation is set forth in the “Board Compensation Committee Report on Executive Compensation.”

      Investment Committee. The investment committee has four members, consisting of William Maloney, James W. Dailey II, Arthur Gabriel, and Dr. Paul F. Malone and met 11 times in 2003. This committee monitors and supervises the investments made by Centra Bank.

      Loan Committee. The loan committee has six members, consisting of Dr. Paul F. Malone, Robert E. Lynch, Jr., Robert A. McMillan, Parry G. Petroplus, Thomas P. Rogers, and Paul T. Swanson, and met four times in 2003. This committee evaluates and approves/disapproves loans in excess of the lending authority designated for management.

      Nominating Committee. The nominating committee has four members, consisting of Milan Puskar, Robert Lynch, Thomas P. Rogers, and Rita Tanner, and did not meet in 2003. These members are “independent” as that term is defined in Rule 4200(a)(15) of the NASD’s listing standards. This committee evaluates and nominates directors for election at Centra’s annual meeting. The nominating committee does not have a charter but makes nominations consistent with the board of directors’ belief that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.

•	Directors should have excellent personal and professional reputations in Centra’s market area.

•	Directors should be accomplished in their professions or careers.

•	Directors should be able to read and comprehend financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.

•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.

•	Directors must be willing and able to expend the time to attend meetings of the board of directors of Centra and the bank and to serve on board committees.

•	The board of directors will consider whether a nominee is independent as legally defined. In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of Centra.

•	Because the directors of Centra also serve as directors of the bank, a majority of directors must be residents of West Virginia, as required by state banking law.

•	Directors must be acceptable to Centra’s and the bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Banking and must not be under any legal disability which prevents them form serving on the board of directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law and the bylaws of the bank.

•	Directors must be at least 21 years of age.

      The board of directors of Centra reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

      The process of the nominating committee for identifying and evaluation nominees is as follows: In the case of incumbent directors whose terms are set to expire, the nominating committee considers the directors’ overall service to Centra during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and Centra and the bank. The nominating committee also reviews the payment history of loans, if any, made to such directors by the bank to ensure that the directors are not chronically delinquent and in default. The nominating committee considers whether any transactions between the directors and the bank have been criticized by any banking regulatory agency or the bank’s internal auditors and whether corrective action, if required, has been taken and was sufficient. The nominating committee also confirms that such directors remain eligible to serve on the board of directors of a financial institution under federal and state law. For new director candidates, the nominating committee used its network of contacts of Centra’s market area to compile a list of potential candidates. The nominating committee then meets to discuss each candidate and whether he or she meets the criteria set forth above. The nominating committee then discusses each candidate’s qualifications and recommends a candidate by majority vote.

      The nominating committee will consider director candidates recommended by stockholders, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders. In addition, the procedures set forth below must be followed by stockholders for submitting nominations. The nominating committee does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

      Centra’s bylaws provide that nominations for election to the board of directors, other than those made by or on behalf of Centra’s existing management, must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);

•	Principal occupation of nominee(s);

•	Total shares to be voted for each nominee;

•	Name and address of notifying shareholder; and

•	Number of shares owned by notifying shareholder.

      Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded. All nominees for election at the meeting are incumbent directors. No shareholder recommendations or nominations have been made.

  Report of the Audit Committee

      The audit committee oversees Centra’s financial reporting process on behalf of the board of directors. The audit committee is responsible for the appointment, replacement, compensation and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements. The audit committee relies on the expertise and knowledge of management, the company’s internal auditors and the independent auditors in carrying out its oversight responsibilities. The specific responsibilities in carrying out the audit committee’s oversight role are set forth in the company’s audit committee charter. This charter is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Centra’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and Centra, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

      The committee discussed with Centra’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their audits, their evaluations of Centra’s internal controls, and the overall quality of Centra’s financial reporting. The committee held six meetings in 2003.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The committee and the board have also approved the selection of Centra’s independent auditors.

Bernard G. Westfall, Chairman
Mark R. Nesselroad
Paul T. Swanson

March 1, 2004

      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

  Board Compensation

      Directors are not currently compensated in cash for regular or special board meetings or committee meetings attended, but the bank and the company intend to compensate directors in the future. Each of the 11 non-employee directors of the bank elected in 1999, which includes five of the nine holding company directors, received 10-year options to purchase 2,000 shares of Centra common stock for $10 per share in 2000. Each of the 11 non-employee directors of the bank elected in 1999, received 10-year options to purchase 2,500 shares of Centra common stock for $15.50 per share in 2003.

      The two bank directors elected in 2001, including one holding company director, received 10-year options to purchase 2,000 shares of Centra common stock for $12.50 per share in 2001. These two bank directors, both holding company directors in 2003, received 10-year options to purchase 4,000 shares of Centra Common stock for $15.50 per share in 2003.

      Each of the eight non-holding company non-employee directors of the Martinsburg region, elected in 2001, received 10-year options to purchase 2,000 shares of Centra common stock for $12.50 per share in 2001. These directors each received 10-year options to purchase 1,500 shares of Centra Common stock for $15.50 per share in 2003.

  Certain Transactions with Directors and Officers and Their Associates

      Centra and the bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. Centra’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third, of Platinum Plaza Limited Liability Company, lessor of the premises that the bank occupies. In our opinion, the lease is on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party. We base this opinion on two independent appraisals obtained by the bank.

      Director D. Scott Roach is a member, and owns approximately 30%, of R. M. Roach & Sons, Inc., lessor of the temporary premises that the bank occupies in Inwood, West Virginia. This lease will terminate in the fall of 2004 upon the completion and opening of our permanent banking facility in Inwood. In our opinion, the lease is on terms and conditions that are at least as favorable to the bank as would be offered by a nonaffiliated third party.

      Directors Parry G. Petroplus and Milan Puskar are members, and each own approximately one-third of EIO, LLC which owns 70% of Citynet, which provides connectivity to the internet for Centra. In our opinion, the fees for this service are at least as favorable to the bank as would be offered by a nonaffiliated third party.

      Total loans outstanding from the bank at December 31, 2003, to Centra’s officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $17.3 million or 62.3% of total equity capital. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

  Board Compensation Committee Report on Executive Compensation

      The compensation committee of the board of directors establishes compensation policies, plans and programs to accomplish three objectives:

•	to attract and retain highly capable and well-qualified executives;

•	to focus executives’ efforts on increasing long-term shareholder value; and

•	to reward executives at levels which are competitive with the marketplace for similar positions and consistent with the performance of each executive and of Centra.

      The committee meets at least annually, and otherwise when necessary, with the chief executive officer to review and approve the compensation programs for executives. In determining the salary budget for 2003, and in fixing levels of executive compensation, the committee considered:

•	Centra’s performance relative to its long-range goals and its peers; and

•	the relative individual performance of each executive.

      The compensation committee has determined that Centra’s compensation is competitive with peer banks.

      The committee believes that shareholder value can be further increased by aligning the financial interests of Centra’s key executives with those of its shareholders. Awards of stock options pursuant to Centra’s Incentive Stock Option Plan (“ISOP”) are intended to meet this objective and constitute the long-term incentive portion of executive compensation. Participation in the ISOP is specifically approved by the committee and consists of employees of Centra and its affiliate bank.

      Under the ISOP, the option price paid by the executive to exercise the option is the fair market value of Centra common stock on the day the option is granted. The executive may exercise the option any time within a 10-year period. The options gain value over that time only if the market price of Centra stock increases. The committee believes the ISOP focuses the attention and efforts of executive management and employees upon increasing long-term shareholder value. The committee awards options to key executives and employees in amounts it believes are adequate to achieve the desired objective. The total number of shares available for award in each plan year is specified in the ISOP.

      The compensation committee determines total compensation for the chief executive officer in basically the same way as for other executives, recognizing that the chief executive officer has overall responsibility for the performance of Centra. Therefore, Centra’s performance has a direct impact upon the chief executive officer’s compensation. The base compensation of the chief executive officer in 2003 was based primarily on efforts to expand the Monongalia County market share and to expand the Berkeley County market relative to long-range plan goals for earnings, asset quality, capital, liquidity and resource utilization.

      This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless Centra specifically incorporates this report by reference. It will not otherwise be filed under such Acts.

      The report is submitted by the compensation committee, which consists of the following individuals:

Mark R. Nesselroad, Chairman
Thomas P. Rogers
Bernard G. Westfall
James W. Dailey, II

Executive Compensation and Other Information

  Summary of Compensation

      The following table summarizes the compensation Centra (and its subsidiaries) paid its executive officers for the years indicated.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

		Annual Compensation
					Awards
				Other			Payouts	All Other
				Annual	Restricted	Securities		Compensation
Name and				Compen-	Stock	Underlying	LTIP	(Including 401(k)
Principal		Salary	Bonus	sation	Award(s)	Options	Payouts	Matching
Position	Year	($)	($)	($)(1)(3)	($)	(#)	($)	Contributions)(2)

Douglas J. Leech	2003	$225,000	$45,589	$35,000	–0–	194,000	–0–	$9,011
President and	2002	206,731	$56,651	$14,000	–0–	190,000	–0–	$8,269
Chief Executive Officer	2001	200,000	–0–	$12,292	–0–	190,000	–0–	$7,692

Kevin D. Lemley	2003	89,400	$20,000	$233	–0–	36,000	–0–	$3,585
Vice President,	2002	N/A
CFO and Treasurer	2001	N/A

Timothy P. Saab	2003	81,462	$20,000	$205	–0–	33,000	–0–	$3,267
Vice President	2002	N/A
Secretary	2001	N/A

E. Richard Hilleary	2003	81,462	$20,000	$588	–0–	33,000	–0–	$3,282
Vice President	2002	N/A
Commercial Lending	2001	N/A

Henry M. Kayes Jr.	2003	86,769	$30,000	$1,114	–0–	30,000	–0–	$3,330
President	2002	N/A
Martinsburg Region	2001	N/A

(1)	Represents life insurance premium payments for insurance provided to Mr. Leech, reimbursement of payroll taxes related to Centra’s Supplemental Employee Retirement Plan, and reimbursement for personal use of bank vehicle.

(2)	Represents Centra’s matching portion of 401(k) contributions.

(3)	Represents inclusion of group term life insurance coverage in excess of $50,000 for all executive officers. Mr. Kayes total also includes reimbursement for personal use of bank vehicle.

  Summary of Stock Options

      The following table lists Centra’s grants during 2003 of stock options to the listed officer and all recipients of options under Centra’s 1999 Incentive Stock Option Plan. The actual value, if any, an officer, director or other employee may realize depends on the amount by which the stock price is greater than the exercise price. The exercise price is the price the employee must pay to buy the shares, which is set at the fair market value of Centra’s common stock on the date Centra granted the options. All granted options vest in periods ranging from immediately to four years and expire ten years from the date of grant. Centra did not award any stock appreciation rights.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options	Average
	Underlying	Granted to	Exercise or		Grant Date
	Options Granted	Employees in	Base Price	Expiration	Present
Name	(#)	Fiscal Year	($/Sh)(1)	Date	Value (2)

Douglas J. Leech	4,000	3.27	15.50	2013	11,600

Kevin D. Lemley	10,000	8.16	15.50	2013	35,200

Timothy P. Saab	10,000	8.16	15.50	2013	35,200

E. Richard Hilleary	10,000	8.16	15.50	2013	35,200

Henry M. Kayes, Jr.	10,000	8.16	15.50	2013	35,200

44 Optionees (including the five listed above)	122,500	100.00	$15.50	2012	$398,790

(1)	Plan participants may have Centra withhold their shares due upon exercise of an option to satisfy their required tax withholding obligations.

(2)	The fair value for the options was estimated at the date of the grants using a Black-Scholes option-pricing model with a risk-free interest rate as of the date of the grants ranging from 3.00% to 3.75% and a weighted life of the options over seven years. No volatility or expected dividends were used to estimate the fair value due to Centra’s stock not being publicly traded and Centra having no history of dividend payments.

      The following table provides additional information on Centra’s equity compensation plan:

Number of securities
		Weighted-average	remaining available for
	Number of securities to be	exercise price of	future issuance under
	issued upon exercise of	outstanding	equity compensation plans
	outstanding options, warrants	options, warrants	(excluding securities
	and rights (a)	and rights (b)	reflected in column (a)(c)

Equity compensation plans approved by security holders	601,900	$11.98	198,100

Equity compensation plans not approved by security holders	—	—	—

Total	601,900	$11.98	198,100

  Employment Agreements and Change of Control

      Centra and the bank have an employment agreement with Douglas J. Leech, chairman, president and chief executive officer of both Centra and the bank. Mr. Leech’s agreement provides that he will serve as president and chief executive officer of Centra and the bank. The term of the agreement is five years unless extended. On each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month, provided that on any monthly anniversary date either the bank or Mr. Leech may serve notice to the other to fix the term to a definite five-year period. The agreement provides for a base salary of $225,000, which amount may be increased if approved by the bank’s board of directors. The agreement provides for severance payments in the event Mr. Leech is actually or constructively terminated without just cause. The agreement also has a change of control provision whereby Mr. Leech may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement for a period of five years following such voluntary termination. As of March 25, 2004, upon termination, for a change of control or termination without cause, Mr. Leech would receive 1.5 times his current salary of $225,000 for five years.

      The change of control provision is designed to secure Mr. Leech’s continued service and dedication in the face of the perception that a change in control could occur, or an actual or threatened change of control occurs.

      Centra and the bank have employment and change of control agreements with Kevin D. Lemley, Timothy P. Saab, E. Richard Hilleary, and Henry M. Kayes, senior vice presidents of Centra Bank. The terms of the agreements are two years unless extended. On each monthly anniversary date of the agreement, the agreement is automatically extended for one additional month. These agreements provide for a base salary of $89,600, $82,000, $82,000, and $87,000 respectively, which amounts may be increased if approved by the bank’s board of directors. The agreements provide for severance payments in the event these officers are actually or constructively terminated without just cause. The agreements also have change of control provisions whereby these officers may voluntarily terminate employment up until 24 months after a change in control and will be entitled to receive any compensation due and not yet paid through the date of termination plus all compensation and benefits set forth in the agreement. As of March 25,2004, upon termination for a change of control or termination without cause, these officers would receive their annual salaries for two years.

Ownership of Securities by Directors and Executive Officers

      The following table sets forth the number of shares of Centra’s common stock that directors and executive officers own as of January 31, 2004.

	Amount of	Percent of
Name	Beneficial Ownership	Ownership

James W. Dailey II	18,000	0.78

Arthur Gabriel	1,000	0.04

Douglas J. Leech	60,414	2.60

Robert A. McMillan	35,500	1.53

Mark R. Nesselroad	31,866	1.37

Parry G. Petroplus	12,500	0.54

Milan Puskar	80,000	3.45

Paul T. Swanson	38,000	1.64

Bernard G. Westfall	20,000	0.86

Kevin D. Lemley	31,800	1.37

Timothy P. Saab	16,000	0.69

All directors and executive officers as a group (eleven persons)	345,080	14.87

RATIFICATION OF AUDITORS

(Item 2 on Proxy Card)

      The board of directors has selected the firm of Ernst & Young LLP to serve as independent auditors for Centra for 2004. Although the selection of auditors does not require shareholder ratification, the board of directors has submitted the appointment of Ernst & Young LLP to the shareholders for ratification. If the shareholders do not ratify the appointment of Ernst & Young LLP, the board of directors will consider the appointment of other independent auditors.

      Ernst & Young LLP advised Centra that no member of that accounting firm has any direct or indirect material interest in Centra, or it subsidiary. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will respond to appropriate questions. The proxies will vote your proxy “FOR” the ratification of the selection of Ernst & Young LLP unless otherwise directed.

      The following fees were paid by Centra and the bank to Ernst & Young LLP:

	2003	2002

Audit Fees	$81,840	$58,160

Audit-Related Fees	2,500	—

Tax Fees	5,750	5,350

All Other Fees	—	—

      Fees for audit services include fees associated with the annual audit and the reviews of Centra’s quarterly reports on Form 10-Q. Audit-related fees include accounting consultations, while tax fees include tax compliance services.

      The audit committee has considered whether Ernst & Young LLP has maintained its independence during the fiscal year ended December 31, 2003. The audit committee charter requires that the audit committee pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law. All of the services described above for which Ernst & Young LLP billed the company for the fiscal year ended December 31, 2003, were pre-approved by the company’s audit committee. For the fiscal year ended December 31, 2003, the company’s audit committee did not waive the pre-approval requirement of any non-audit services to be provided to Centra by Ernst & Young LLP.

FORM 10-KSB ANNUAL REPORT TO THE

SECURITIES AND EXCHANGE COMMISSION

      Centra has included a copy of Form 10-KSB and its annual report in this package.

OTHER INFORMATION

      If any of the nominees for election as directors is unable to serve due to death or other unexpected occurrence, your proxies will be voted for a substitute nominee or nominees designated by the board of Centra, or the board of directors may adopt a resolution to reduce the number of directors to be elected. The board of directors is unaware of any other matters to be considered at the annual meeting. If any other matters properly come before the meeting, persons named in the accompanying proxy will vote your shares in accordance with the direction of the board of directors.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Any shareholder who wishes to have a proposal placed before the next annual meeting of shareholders must submit the proposal to Timothy P. Saab, secretary of Centra, at its executive offices, no later than December 1, 2004, to have it considered for inclusion in the proxy statement of the annual meeting of 2005.

Douglas J. Leech
President and Chief Executive Officer

Morgantown, West Virginia

March 26, 2004

APPENDIX A

CENTRA FINANCIAL HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

MAY 25, 2000 (AS AMENDED FEBRUARY 19, 2004)

I.	PURPOSE OF THE AUDIT COMMITTEE Assists the Board of Directors of the Bank in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Bank and such other duties as directed by the Board of Directors.

II.	DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE
The Audit Committee’s primary duties and responsibilities include:
	A.	Primary input into the recommendation to the Board of the selection and retention of the independent accountant that audits the financial statements of the Bank. In the process, the Committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent, will discuss the nature and conduct of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.
	B.	Discussion with management and the auditors of the quality and adequacy of the Bank’s internal controls.
	C.	With the establishment of an internal audit function, provision of guidance and oversight to the internal audit function of the Bank, including review of the organization, plans and results of such activity.
	D.	The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal audit function, (when established) and the management of the Bank. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This Charter shall be reviewed and updated annually.
	E.	Assesses the independence of the outside auditor by:
(1) Ensuring that the outside auditor submits an annual written statement delineating all relationships between the outside auditor and the Bank.
(2) Engaging the outside auditor regularly in a dialogue regarding any disclosed relationships or services between the Bank and management which may impact the objectivity and independence of the outside auditor.
	F.	Represents the Board of Directors for communication with the outside auditor, the internal audit function, (when established) or management of the Bank.
	G.	Discussion with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.
	H.	Review of financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments whether or not recorded and such other inquiries as may be appropriate.
	I.	Provides at least one written report annually to the Board of Directors describing the Audit Committee’s:
(1) Historical and planned activities for carrying out the Audit Committee’s duties and responsibilities.
(2) Appraisal of the financial reporting processes and systems of internal accounting controls.
(3) Recommendations regarding the engagement of the outside auditor.
(4) Assessment of the adequacy of the Audit Committee Charter.
	J.	Prepares a report for enclosure in the parent company proxy statement which discloses that the Audit Committee has or has not recommended that the Bank’s audited financial statements be filed with the SEC as well as appropriate oversight conclusions.
	K.	Maintains standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.
	L.	Review all regulatory reports with special attention to areas of non-compliance.
	M.	Discuss with chairman of the compliance committee instances of non-compliance.

	N.	The audit committee shall pre-approve all audit and non-audit services to be provided to the company by the independent accountants; provided, however, that the audit committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the company. Further, the foregoing pre-approval policies may be waived, with respect to the provision of any non-audit services consistent with the exceptions for federal securities law.

III.	MEMBERSHIP OF THE AUDIT COMMITTEE
	A.	Composition
		(1)	The Board of Directors shall appoint not less than three (3) of its members to serve as the Audit Committee one of who shall be designated by the Board of Directors to serve as Chairman of the Audit Committee.
	B.	Qualifications
		(1)	Each of the members shall be free from any relationship that in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.
		(2)	Each of the members shall have a general knowledge in financial and auditing matters.
		(3)	At least one member of the Audit Committee should possess accounting or related financial management expertise.
(a) Such expertise may be demonstrated by requisite, professional certification in finance or accounting, or by past employment experience in finance or accounting, including service as CEO or other senior officer, with financial oversight responsibilities, for a commercial enterprise, or any other comparable experience or background which results in such an Audit Committee member possessing adequate financial sophistication to perform the required duties and responsibilities.

IV.	MEETINGS
	A.		The Audit Committee, in its entirety, shall meet at least four (4) times annually, or more frequently as circumstances warrant.
	B.		The Audit Committee, in its entirety, shall meet with the outside auditors and with management to review the results of the audit of the Bank’s annual financial statements prior to the issuance of such annual financial statements to the public.
	C.		The Audit Committee or a designated representative member thereof, shall meet with outside auditor and with management to review the Parent Company’s report on Form 10-Q prior to filing.
	D.		The Audit Committee, in its entirety, shall meet at least once annually or upon the request of any Board member in separate sessions, with management, with the internal audit function (when established), and with the outside auditor to discuss any matter brought forth by any of the parties.

V.	DUTIES AND RESPONSIBILITIES OF THE BOARD
	A.		Appoints members to the Audit Committee and conducts oversight of the activities of the Audit Committee.
	B.		Ensures that adequate resources are available to the Audit Committee for proper discharge of its duties and responsibilities.
	C.		Exercises its ultimate authority to select, to evaluate, to hold accountable, and to replace the outside auditor.
	D.		Provides timely, written disclosure to the applicable governing or administrative forums of any determination which the Board of Directors has made regarding:
(1) The independence of members of the Audit Committee,
(2) The financial literacy of members of the Audit Committee,
(3) The accounting or related financial management expertise of members of the Audit Committee, and
(4) The annual review and reassessment of the adequacy of the Audit Committee Charter.

________________________________________________________________________________

CENTRA FINANCIAL HOLDINGS, INC.
990 ELMER PRINCE DRIVE • P.O. BOX 656 • MORGANTOWN, WEST VIRGINIA 26507-0656 • (304) 598-2000

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 2004
Timothy P. Saab and Kevin D. Lemley, or either one of them, with full power to act alone and with full power of substitution, are hereby authorized to represent and to vote stock of the undersigned in Centra Financial Holdings, Inc., at the Annual Meeting of Shareholders to be held April 15, 2004, and any adjournment thereof.

    Unless otherwise specified on this proxy, the shares represented by this proxy will be voted “FOR” the propositions listed on the reverse side and described more fully in the proxy statement of Centra Financial Holdings, Inc., distributed in connection with this Annual Meeting. Each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting. If cumulative voting for the election of directors is requested, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees. If any other business is presented at said meeting, this proxy shall be voted in accordance with recommendations of the board of directors.

PLEASE MARK YOUR VOTE IN BOX USING DARK INK ONLY.

		For All	Withhold All	For All Except*
The board of directors recommends a vote “FOR” the listed propositions.

(Except Nominee(s) Written Below)
1.	Election of directors for the terms specified in the proxy statement:	☐	☐	☐
Parry G. Petroplus
Paul T. Swanson
Bernard G. Westfall

* (Except Nominee(s) written above.)
(Continued and to be signed on reverse side.)

________________________________________________________________________________

		For All	Withhold All	For All Except*

2.	Ratify the selection of Ernst & Young LLP as independent auditors for 2004:	☐	☐	☐
3.	To transact such other business as may properly come before the meeting or any adjournments thereof:	☐	☐	☐

Dated:	, 2004

Signature(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.